UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 28, 2016

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.	3

Signatures		4

Item 8.01	Other Events

On March 28, 2016, the U.S. Supreme Court denied a petition for a writ of certiorari filed by David Laughing Horse Robinson as a representative of the federally unrecognized Kawaiisu Tribe (the “Petition”). Robinson filed the Petition after the U.S. Court of Appeals for the Ninth Circuit denied Robinson’s petition for a rehearing of its appeal of its lawsuit against Tejon Ranch Co., and two of its subsidiaries (collectively, the “Company”), the County of Kern, and Ken Salazar in his capacity as the U.S. Secretary of the Interior. The lawsuit challenged the Company’s legal title to the land upon which it plans to develop Tejon Mountain Village.

The Company has successfully defended itself against Robison’s claims since 2009. As a result of the Supreme Court’s denial of the Petition this matter is no longer capable of further litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2016	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

4